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                                                                    EXHIBIT 5.1

              [LETTERHEAD OF RUBIN BAUM LEVIN CONSTANT & FREIDMAN]

                                                                   May 5, 1997



Symbollon Corporation
122 Boston Post Road
Sudbury, Massachusetts 01776


                     Re:      Registration Statement on Form S-3
                              ----------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Symbollon Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 444,444 shares of the Company's Class A Common Stock, $.001 par value per share (the "Shares"), for sale by the selling stockholders named therein (the "Selling Stockholders").

          As counsel to the Company, we have examined and relied upon such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion.

          Upon the basis of such examination, we advise you that in our opinion upon the proper conversion of the outstanding Series A Preferred Stock, $.001 par value, of the Company, into Shares in accordance with the terms of the Certificate of Designation with respect thereto, the Shares will be validly issued, fully paid and non-assessable.

          We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.


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RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
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Symbollon Corporation
May 5, 1997
Page 2


          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. Reference is made to the section of the Registration Statement entitled "Legal Matters" for a descrip tion of the relationship of Irwin M. Rosenthal, a partner of this firm, to the Company, including a description of beneficial ownership of the Company's securities by Mr. Rosenthal. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,



                              RUBIN BAUM LEVIN CONSTANT & FRIEDMAN